                                                                    Exhibit 99.1

CONTACTS: Kevin S. Royal                              Robin S. Yim
          Vice President and Chief Financial Officer  Vice President, Treasurer
          Novellus Systems, Inc.                      Novellus Systems, Inc.
          Phone: (408) 943-9700                       Phone: (408) 943-9700


FOR IMMEDIATE RELEASE

              NOVELLUS SYSTEMS REPORTS SECOND QUARTER 2004 RESULTS

SAN JOSE, Calif., July 12, 2004 -- Novellus Systems, Inc. (Nasdaq NM: NVLS) today reported net sales and results of operations for its second quarter ended June 26, 2004. Net sales for the quarter were $338.2 million, up 28.7 percent from $262.9 million in the first quarter of 2004 and up 41.5 percent from the second quarter 2003 net sales of $239.1 million. Net income for the quarter was $37.8 million or $0.25 per diluted share, up $21.1 million or 126.7 percent from the first quarter 2004 net income of $16.7 million or $0.11 per diluted share and up $30.4 million or 408.9 percent from the second quarter 2003 net income of $7.4 million or $0.05 per diluted share.

The quarter results include a $6.1 million charge for acquired in-process research and development associated with the acquisition of Angstron Systems, Inc. Without this charge, second quarter net income would have been $43.9 million, or $0.29 per diluted share. In comparison, the first quarter 2004 results included a $2.5 million pre-tax charge for litigation settlement. Excluding this charge, first quarter net income would have been $18.5 million, or $0.12 per diluted share. The second quarter 2003 results did not include any unusual charges or benefits.

Shipments of $366.1 million in the quarter represent an increase of $55.1 million or 17.7 percent from $311.0 million reported in the first quarter of 2004. Deferred revenue at the end of the quarter was $181.1 million, an increase of $27.9 million or 18.2 percent from $153.2 million at the end of the first quarter of 2004.

The financial measures set forth above, which present net income excluding an unusual charge and revenue on a shipments basis, are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of ongoing operations and enhance the comparability of those results to results in prior periods because they assist shareholder understanding of the effect of an unusual charge on the quarter's results and allow comparability to revenue recognition on a shipments basis.

Cash, cash equivalents and short-term investments as of June 26, 2004 were $878.4 million, a decrease of $154.3 million or 14.9 percent from the first quarter 2004 ending balance of $1,032.7 million. During the second quarter of 2004, approximately $167.1 million was used to repurchase common shares.

On June 28, 2004, the Company completed the acquisition of Peter Wolters AG, a privately held manufacturer of high-precision machine manufacturing tools headquartered in Rendsburg, Germany.

"Bookings are strong and we continue to experience operating leverage to drive superior financial results for our shareholders," said Richard S. Hill, chairman and chief executive officer of Novellus Systems, Inc. "Novellus is experiencing further strengthening of its 300 millimeter market penetration, particularly in advanced copper applications, due to our technological excellence and a continued focus on productivity," added Hill.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

The statements regarding (i) strength of bookings, (ii) continued operating leverage, (iii) and further strengthening of the Company's 300 millimeter market penetration, particularly in advanced copper applications, due to technological excellence and focus on productivity, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. The forward-looking statements involve risks and uncertainties, including, but not limited to, decreased customer demand, increased operating expenses, technological difficulties with the Company's 300 millimeter advanced copper tools, and other risks indicated in our filings with the Securities and Exchange Commission (SEC). Actual results could differ materially. We assume no obligation to update this information. For more details, please refer to our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended March 27, 2004.

ABOUT NOVELLUS:

Novellus Systems, Inc., an S&P 500 company, manufactures, markets and services advanced deposition, surface preparation and chemical mechanical planarization equipment for today's advanced integrated circuits. Our products are designed for high-volume production of advanced, leading-edge semiconductor devices at the lowest possible cost. Headquartered in San Jose, Calif., with subsidiaries throughout the United States, as well as in the United Kingdom, France, Germany, the Netherlands, Ireland, Italy, Israel, India, China, Japan, Korea, Malaysia, Singapore and Taiwan, we are a publicly traded company on the Nasdaq stock exchange (Nasdaq: NVLS) and a component of the Nasdaq-100 Index(R). Additional information about Novellus is available on our home page at www.novellus.com.

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)                         THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                        ------------------------------------      ----------------------
(Unaudited)                                              JUNE 26      MARCH 27      JUNE 28       JUNE 26       JUNE 28
                                                          2004          2004          2003          2004          2003
                                                        --------      --------      --------      --------      --------
Net sales                                               $338,219      $262,862      $239,050      $601,081      $477,460
Cost of sales                                            168,539       138,257       133,728       306,796       262,324
                                                        --------      --------      --------      --------      --------
       Gross profit                                      169,680       124,605       105,322       294,285       215,136
       %                                                    50.2%         47.4%         44.1%         49.0%         45.1%
Operating expenses:
       Selling, general and administrative                47,225        42,403        44,444        89,628        87,075
       Research and development                           63,471        58,957        56,509       122,428       113,515
       Acquired in-process research and development        6,124            --            --         6,124            --
       Legal settlement                                       --         2,500            --         2,500            --
                                                        --------      --------      --------      --------      --------
Total operating expenses                                 116,820       103,860       100,953       220,680       200,590
       %                                                    34.5%         39.5%         42.2%         36.7%         42.0%
Income from operations                                    52,860        20,745         4,369        73,605        14,546
       %                                                    15.6%          7.9%          1.8%         12.2%          3.0%
Other income, net                                          2,896         2,749         5,537         5,645        11,189
                                                        --------      --------      --------      --------      --------
Income before income taxes                                55,756        23,494         9,906        79,250        25,735
Provision for income taxes                                17,945         6,813         2,476        24,758         6,433
                                                        --------      --------      --------      --------      --------
Net income                                              $ 37,811      $ 16,681      $  7,430      $ 54,492      $ 19,302
                                                        ========      ========      ========      ========      ========
Net income per share:
       Basic net income per share                       $   0.25      $   0.11      $   0.05      $   0.36      $   0.13
                                                        ========      ========      ========      ========      ========
       Diluted net income per share                     $   0.25      $   0.11      $   0.05      $   0.35      $   0.13
                                                        ========      ========      ========      ========      ========
Shares used in basic per share calculation               149,112       152,911       149,950       151,012       149,692
                                                        ========      ========      ========      ========      ========
Shares used in diluted per share calculation             151,386       156,100       153,034       153,743       152,631
                                                        ========      ========      ========      ========      ========

                             NOVELLUS SYSTEMS, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (EXCLUDING CERTAIN UNUSUAL CHARGES)

(In thousands, except per share amounts)                 THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                 ------------------------------------      ----------------------
(Unaudited)                                      JUNE 26       MARCH 27       JUNE 28      JUNE 26       JUNE 28
                                                   2004          2004          2003          2004          2003
                                                 --------      --------      --------      --------      --------
Net sales                                        $338,219      $262,862      $239,050      $601,081      $477,460
Cost of sales                                     168,539       138,257       133,728       306,796       262,324
                                                 --------      --------      --------      --------      --------
        Gross profit                              169,680       124,605       105,322       294,285       215,136
        %                                            50.2%         47.4%         44.1%         49.0%         45.1%
Operating expenses:
        Selling, general and administrative        47,225        42,403        44,444        89,628        87,075
        Research and development                   63,471        58,957        56,509       122,428       113,515
                                                 --------      --------      --------      --------      --------
Total operating expenses                          110,696       101,360       100,953       212,056       200,590
        %                                            32.7%         38.6%         42.2%         35.3%         42.0%
Income from operations                             58,984        23,245         4,369        82,229        14,546
        %                                            17.4%          8.8%          1.8%         13.7%          3.0%
Other income, net                                   2,896         2,749         5,537         5,645        11,189
                                                 --------      --------      --------      --------      --------
Income before income taxes                         61,880        25,994         9,906        87,874        25,735
Provision for income taxes                         17,945         7,538         2,476        25,483         6,433
                                                 --------      --------      --------      --------      --------
Net income                                       $ 43,935      $ 18,456      $  7,430      $ 62,391      $ 19,302
                                                 ========      ========      ========      ========      ========
Net income per share:
        Basic net income per share               $   0.29      $   0.12      $   0.05      $   0.41      $   0.13
                                                 ========      ========      ========      ========      ========
        Diluted net income per share             $   0.29      $   0.12      $   0.05      $   0.41      $   0.13
                                                 ========      ========      ========      ========      ========
Shares used in basic per share calculation        149,112       152,911       149,950       151,012       149,692
                                                 ========      ========      ========      ========      ========
Shares used in diluted per share calculation      151,386       156,100       153,034       153,743       152,631
                                                 ========      ========      ========      ========      ========

A reconciliation of our net income excluding certain unusual charges and benefits to our net income under accounting principles generally accepted in the United States of America is presented below:

NET INCOME EXCLUDING UNUSUAL
    (CHARGES) AND BENEFITS                       $ 43,935      $ 18,456      $  7,430      $ 62,391      $ 19,302
UNUSUAL (CHARGES) AND BENEFITS:
    Acquired in-process research and
        development                                (6,124)           --            --        (6,124)           --
    Legal settlement                                   --        (2,500)           --        (2,500)           --
                                                 --------      --------      --------      --------      --------
        Total charges                              (6,124)       (2,500)           --        (8,624)           --
    Adjustments on provision for
        income taxes                                   --           725            --           725            --
                                                 --------      --------      --------      --------      --------
NET INCOME                                       $ 37,811      $ 16,681      $  7,430      $ 54,492      $ 19,302
                                                 ========      ========      ========      ========      ========

(1) The condensed consolidated statements of operations (excluding certain unusual charges) are intended to present our operating results, excluding certain unusual charges, benefits and related adjustments on provisions for income taxes. These condensed consolidated statements of operations are not in accordance with or an alternative for U.S. generally accepted accounting principles and may be different from similar measures by other companies.

                             NOVELLUS SYSTEMS, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                     JUNE 26       DECEMBER 31
                                                     2004           2003
                                                  ----------     ----------
                                                  (Unaudited)        *
              ASSETS
Current assets:
    Cash and short-term investments               $  878,445     $1,002,132
    Accounts receivable, net                         330,190        231,760
    Inventories                                      220,747        199,100
    Deferred taxes and other current assets          160,633        138,996
                                                  ----------     ----------
       Total current assets                        1,590,015      1,571,988
Property and equipment, net                          479,592        506,567
Goodwill                                             173,267        173,267
Intangible and other assets                           95,590         87,078
                                                  ----------     ----------
TOTAL ASSETS                                      $2,338,464     $2,338,900
                                                  ==========     ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Accounts payable and accrued liabilities      $  198,654     $  150,945
    Deferred profit                                   84,238         46,821
    Income taxes payable                              39,078         10,293
    Current obligations under lines of credit          8,056         13,023
                                                  ----------     ----------
       Total current liabilities                     330,026        221,082

Other liabilities                                     42,304         45,958
                                                  ----------     ----------
Total liabilities                                    372,330        267,040
                                                  ----------     ----------
Shareholders' equity:
    Common stock                                   1,527,955      1,565,926
    Retained earnings and accumulated other
      comprehensive income                           438,179        505,934
                                                  ----------     ----------
       Total shareholders' equity                  1,966,134      2,071,860
                                                  ----------     ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $2,338,464     $2,338,900
                                                  ==========     ==========

* The December 31, 2003 condensed consolidated balance sheet was derived from our audited consolidated financial statements.